Exhibit 10.35
MIMEDX GROUP, INC.

2016 EQUITY AND CASH INCENTIVE PLAN
Employee Performance-Vested Restricted Stock Unit Agreement
THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") dated as of the ___ day of                 , 20___ (the “Grant Date”), between MiMedx Group, Inc. (the "Company") and _________________ (the "The Participant"), is made pursuant and subject to the provisions of the Company's 2016 Equity and Cash Incentive Plan (the "Plan"), a copy of which is attached hereto. All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan.
1.Grant of Restricted Stock Units. Pursuant to the Plan, the Company, on ___________ ____, 202__ (the "Date of Grant"), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, this Restricted Stock Unit Award for ______ restricted stock units (the “RSUs”), each representing the right to receive one share of Common Stock (a "Share"). The RSUs will vest as set forth in Section 2 below and, upon vesting, will be settled as set forth in Section 3 below.
2.    Vesting of the RSUs. Subject to earlier expiration, termination or vesting as provided herein, the RSUs will vest as follows:
(a)    Performance-Based Vesting. The RSUs will vest and be nonforfeitable upon the attainment of all of the criteria set forth on Exhibit A attached hereto, provided that the Participant has been continuously employed by, or providing services to, the Company or an Affiliate of the Company from the Grant Date until such time(s) (the “Vesting Date”).
(b)    Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the RSUs shall become fully vested at the time of the Change in Control, provided the Participant has been continuously providing services as an employee of the Company from the Grant Date until the time of the Change in Control. For purposes of this Agreement, “Vesting Date” shall be deemed to include the date upon which a Change in Control occurs.
(c)    Death and Disability. Additionally, if the Participant's service as an employee of the Company is terminated on account of the Participant's death or Disability, the RSUs shall become fully vested upon termination of the Participant's service as an employee of the Company on account of the Participant's death or Disability. For purposes of his Agreement, “Vesting Date” shall be deemed to include the date of termination of the Participant’s service as an employee of the Company on account of the Participant’s death or Disability.
3.    Settlement of RSUs.
(a)    Except as otherwise required by applicable law or as set forth below or in the Plan, the Company shall cause one Share to be issued to the Participant for each RSU that vests upon an applicable Vesting Date, with such Shares to be delivered to the Participant within forty-five (45) days after the applicable Determination Date.

(b)    Except as set forth in Section 4(e) below, in the event that the Company is unable to settle any vested RSUs in Shares within forty-five (45) days after the later of the Determination Date and the Vesting Date, the Company shall cause any such RSUs that vest to be settled in cash by the delivery to the Participant of a cash payment equal to the initial Award Value (or portion thereof) as soon as administratively practicable after the later of such Determination Date or Vesting Date.
4.    Non-Transferability of the RSUs; Securities Law Compliance.
(a)    Transfer Restrictions. The Participant shall not assign or transfer any RSUs other than by will or the laws of descent and distribution. No right or interest of the Participant or any transferee in the RSUs shall be subject to any lien or any obligation or liability of the Participant or any transferee.
(b)    Investment Intent. The Participant represents and warrants to the Company that the Shares that the Participant may acquire in respect of the RSUs would be acquired only for investment and without any present intention to sell or distribute such Shares.
(c)    Securities Law Compliance. The Participant acknowledges that neither the grant of these RSUs nor the delivery of Shares, if any, upon the vesting of any RSUs has been or will be registered under the Securities Act of 1933, as amended. Notwithstanding any other provision of this Agreement or the Plan, the Participant may not sell or otherwise transfer any Shares acquired in respect of the RSUs unless the sale of such Shares is registered under the Securities Act of 1933, as amended, or unless an exemption from such registration requirement exists and the Participant provides a prior opinion of counsel acceptable to the Company as to the existence of such exemption.
(d)    Legend. The Participant understands and agrees that the certificate representing any Shares acquired in respect of the RSUs shall bear a restrictive legend as follows: “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirement of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.”
(e)    Delivery of Shares. The Company may postpone the delivery of any Shares issuable to the Participant in respect of the RSUs for so long as the Company determines to be necessary or advisable to satisfy the following: (1) compliance of such Shares with any applicable securities law requirements; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such Shares on the Participant's behalf upon the Participant's Disability or upon the Participant's estate's behalf after the death of the Participant, is appropriately authorized. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with applicable state and federal securities laws, with such compliance determined by the Company in consultation with its legal counsel.
(f)    Stock Holding Requirements. Notwithstanding any other provision of this Agreement, the Shares that may be acquired by the Participant in respect of the RSUs may not be sold, transferred or otherwise disposed of until the level of ownership provided in the Company’s Stock Ownership Guidelines is met, to the extent applicable to the Participant. All Shares acquired hereunder (“net” any Shares deducted for withholding) shall be subject to the terms and conditions of the Company’s Stock Ownership Guidelines, as they may be amended from time to time.

5.    Forfeiture of the RSUs. RSUs that do not vest pursuant to Sections 2(a), (b) or (c) as of the date of termination of the Participant’s service as an employee of the Company will be forfeited automatically at the close of business on that date (or immediately upon notice of termination for Cause). In no event may RSUs vest, in whole or in part, after forfeiture pursuant to this Section 5.
6.    Agreement to Terms of the Plan and this Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. All decisions and interpretations made by the Company or the Committee with regard to any question arising under this Agreement will be binding and conclusive on the Company and the Participant and any other person who has any rights under this Agreement.
7.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the Shares or, if applicable, cash payment that may be received upon vesting of the RSUs and (ii) that the Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Restricted Stock Unit Award and for satisfying the Participant’s tax obligations with respect to the Restricted Stock Unit Award (including, but not limited to, any income or excise tax as resulting from the application of Code Sections 409A or 4999 or related interest and penalties), and the Company and its Affiliates shall not be liable if this grant is subject to Code Sections 409A, 280G or 4999.
8.    Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share such fractional Share shall be disregarded.
9.    Change in Capital Structure. The RSUs shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.
10.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to the RSUs, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:    MiMedx Group, Inc.
1775 West Oak Commons Ct. NE
Marietta, Georgia 30062
Attn: General Counsel

If to the Participant:    __________________________
__________________________
__________________________

11.    Shareholder Rights. Except as provided below, the Participant shall have no rights as a shareholder of the Company with respect to Shares underlying the RSUs unless and until Shares are delivered to the Participant in respect of such RSUs upon vesting. Notwithstanding the above, if dividends are paid on Shares represented by the RSUs that have not yet either vested or been forfeited:
(a)    If such dividends are cash dividends, the Company shall accumulate amounts equivalent to the amount of such dividends and pay to the Participant such amount upon distribution of the underlying Shares (or cash payment in respect of such Shares, if applicable) to the Participant in accordance with this Agreement; and
(b)    If such dividends are Share dividends, the Company shall credit the Participant with a number of additional RSUs equal to the number of dividend Shares that would have been paid to the Participant if the Participant’s RSUs had been Shares, with such additional RSUs being subject to the same terms and conditions as the RSUs to which such dividend credits relate (including with respect to vesting and settlement).
For the avoidance of doubt, if the Participant receives a cash payment in respect of vested RSUs pursuant to Section 3(b) above, the Participant shall have no rights as a shareholder of the Company with respect to the Shares that were previously underlying such vested RSUs.
12.    No Right to Continued Service. Neither the Plan, the granting of the RSUs nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as a service provider for any period of time or at any particular rate of compensation.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
14.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
15.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
16.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
17.    Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the RSUs granted pursuant to this Agreement be exempt from Section 409A of the Code as short-term deferrals, pursuant to Treasury regulation §1.409A-1(b)(4), or otherwise comply with Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the RSUs are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code. For the avoidance of doubt, the provisions of this Agreement shall be construed and interpreted consistent with Article XXII of the Plan.
18.    Compensation Recoupment Policy. Notwithstanding any other provision of this Agreement, the rights, payments and benefits with respect to the RSUs (including any amounts received by the Participant in connection with a sale of Shares received upon the vesting of RSUs) shall be subject to reduction, reimbursement, cancellation, forfeiture, recoupment or return by the Company, to the extent any reduction, reimbursement, cancellation, forfeiture, recoupment or return is required under applicable law or the Company’s Compensation Recoupment Policy or any similar policy that the Company may adopt.

19.    Governing Law. This Agreement shall be governed by the governing laws applicable to the Plan.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed the Participant’s signature hereto.

COMPANY:
MIMEDX GROUP, INC.
By:__________________________________________
Name:________________________________________
Title:_________________________________________
PARTICIPANT:
_____________________________________________
[The Participant’s Name]

Exhibit A

(performance criterion/criteria)